GRAPHIC PACKAGING RETIREMENT PLAN
(As Amended and Restated Effective January 1, 2015)
CORE DOCUMENT

1

TABLE OF CONTENTS

PREAMBLE	1

ARTICLE 1 . DEFINITIONS	2

1.1	Accrued Benefit 2

1.2	Affiliated Employer 2

1.3	Annuity Starting Date 2

1.4	Appendix 2

1.5	Beneficiary 3

1.6	Board of Directors 3

1.6A	Charter 3

1.7	Code 3

1.8	Core Document 3

1.9	Effective Date 3

1.10	Eligible Employee 4

1.11	Employee 4

1.12	Employer 5

1.13	Equivalent Actuarial Value 5

1.14	ERISA 5

1.15	Fund(s) 5

1.16	Hour of Service 5

1.17	IRS Interest Rate 5

1.18	IRS Mortality Table 6

1.19	Leased Employee 6

1.20	Member 6

1.21	Normal Retirement Date 6

1.22	Pension 7

1.23	Plan Sponsor 7

1.24	Plan Year 7

1.25	Required Beginning Date 7

1.26	Retirement Committee 7

1.27	Spousal Consent 7

1.28	Spouse 7

1.29	Stability Period 7

1.30	Statutory Compensation 7

1.31	Trust Agreement 8

1.32	Trustee 8

1.33	Vesting Service 8

ARTICLE 2 . BENEFIT AND PAYMENT PROVISIONS	9

2.1	Participation 9

2.2	Benefit Provisions 9

2.3	Election of an Optional Form of Pension 9

2.4	Beneficiary Designations 13

2.5	Pension Payout Rules 13

1

2.6	Distribution Limitation 13

2.7	Suspension of Benefits 15

2.8	Direct Rollovers 16

2.9	Special Commencement Right During 2014 19

ARTICLE 3 . GOVERNMENTAL RESTRICTIONS	22

3.1	Maximum Annual Compensation Limitation 22

3.2	Code Section 415 Limitations—Maximum Annual Pension 23

3.3	Top-Heavy Provisions 23

3.4	Limitation on Highly Compensated Employees and on High-25 Employees 27

ARTICLE 4 . CONTRIBUTIONS	30

4.1	Employer Contributions 30

4.2	Return of Contributions 30

4.3	Member Contributions 30

ARTICLE 5 . ADMINISTRATION OF PLAN	31

5.1	Adoption of Charter 31

5.2	Administration of Retirement Committee 31

5.3	Authority of Retirement Committee 31

5.4	Prudent Conduct 31

5.5	Actuary 31

5.6	Service in More Than One Fiduciary Capacity 32

5.7	Limitation of Liability 32

5.8	Indemnification 32

5.9	Expenses of Administration 32

ARTICLE 6 . MANAGEMENT OF FUNDS	34

6.1	Trustee 34

6.2	Exclusive Benefit Rule 34

6.3	Appointment of Investment Manager 34

ARTICLE 7 . GENERAL PROVISIONS	35

7.1	Nonalienation and Qualified Domestic Relations Orders 35

7.2	Conditions of Employment Not Affected by Plan 36

7.3	Facility of Payment 36

7.4	Information 36

7.5	Construction 36

7.6	Prevention of Escheat 37

7.7	Electronic Transmission of Notices to Members 37

7.8	Limitation on Benefits In the Event of a Liquidity Shortfall 37

7.9	Funding-Based Limitations on Benefits under Section 436 of the Code 37

7.10	Revision of the Plan and Applicability of Plan Provisions 44

ARTICLE 8 . AMENDMENT, MERGER AND TERMINATION	46

8.1	Amendment of Plan 46

8.2	Merger or Consolidation 46

8.3	Additional Participating Employers 46

8.4	Termination of Plan 47

2

CERTAIN HISTORICAL PROVISIONS	49

3

GRAPHIC PACKAGING RETIREMENT PLAN
PREAMBLE
The Plan as amended and restated herein is generally effective as of January 1, 2015, except as otherwise provided. Any Member of the Plan who is credited with at least one Hour of Service after the effective date of this amendment and restatement shall be subject to the provisions of the Plan as so amended and restated. Any Member of the Plan who terminated employment prior to the effective date of this amendment and restatement shall be subject to the provisions of this Plan as in effect immediately prior to such Member’s termination of employment, except as otherwise specified in the Plan, adopting resolutions, or required by law. The Plan and Trust are intended to comply with the provisions of the Code and ERISA.

Notwithstanding anything contained in the Plan to the contrary, except with respect to provisions relating to (i) the Plan’s definition of “Spouse,” (ii) Section 436 of the Code, and (iii) the operation of the Retirement Committee, this amendment and restatement of the Plan is intended only to incorporate prior amendments to the Plan for the purpose of obtaining a determination letter from the Internal Revenue Service; it is not intended, nor shall it be construed, to increase or decrease any benefits accrued under the Plan prior to the Effective Date, except those provided in prior amendments to the Plan.

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Article 1. DEFINITIONS
1.1    Accrued Benefit means the benefit to which a Member is entitled under the Plan, as computed in accordance with the provisions of the applicable Appendix as of the applicable date of calculation.
1.2    Affiliated Employer means any company which is (a) a member of a controlled group of corporations (as defined in Section 414(b) of the Code), which also includes the Employer as a member of such controlled group of corporations; (b) any trade or business under common control (as defined in Section 414(c) of the Code) with the Employer; (c) any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and (d) any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code. Notwithstanding the foregoing sentence, for purposes of Section 1.19, “Leased Employee,” the definitions in Sections 414(b) and (c) of the Code shall be modified as provided in Section 415(h) of the Code.
1.3    Annuity Starting Date means, unless otherwise specified in an Appendix, the first day of the first period for which an amount is paid as an annuity or any other form. However, the Annuity Starting Date for a Member retired on a disability Pension continuing until his Normal Retirement Date shall be his Normal Retirement Date.
1.4    Appendix means the separate provisions applicable to the various groups of Employees covered by the Plan, as detailed below:

(a)	“Appendix 1” means the provisions of the Plan contained in Appendix 1, which covers non-union Employees.

(b)
“Appendix 2” means the provisions of the Plan contained in Appendix 2, which covers Employees employed at the Kalamazoo Board Mill or the Kalamazoo Carton Plant and represented by the union identified in Appendix 2.

(c)
“Appendix 3” means the provisions of the Plan contained in Appendix 3, which covers Employees employed at the Menasha, Wisconsin Carton Plant or the Wausau, Wisconsin Carton Plant and represented by the union identified in Appendix 3.

(d)	“Appendix 4” means the provisions of the Plan contained in Appendix 4, which covers Employees employed at the Charlotte, North Carolina Plant and represented by the union identified in Appendix 4.

(e)	“Appendix 5” means the provisions of the Plan contained in Appendix 5, which covers Employees employed at the Gordonsville, Tennessee Plant and represented by the union identified in Appendix 5.

(f)
“Appendix 6” means the provisions of the Plan contained in Appendix 6, which covered Employees employed at the Garden Grove, California Carton Plant who were represented by the union identified in Appendix 6. The Garden Grove,

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California Carton Plant was closed effective April 21, 2004 and therefore there are no longer any active employees covered by Appendix 6.

(g)
“Appendix 7” means the provisions of the Plan contained in Appendix 7, which covered Employees employed at the Perrysburg, Ohio Facility who were represented by the union identified in Appendix 7. The Perrysburg, Ohio Facility was closed effective July 1, 2000 and therefore there are no longer any active employees covered by Appendix 7.

(h)	“Appendix 8” means the provisions of the Plan contained in Appendix 8, which covers Employees employed at the North Portland, Oregon Facility and represented by the union identified in Appendix 8.

(i)
“Appendix 9” means the provisions of the Plan contained in Appendix 9, which covers Employees employed at the Menasha, Wisconsin Plant, the Wausau, Wisconsin Plant, or the Newnan, Georgia Plant and are represented by the union identified in Appendix 9. The Newnan, Georgia Plant was closed in July, 2002 and therefore there are no longer any active employees covered by Appendix 9 at that location.

(j)
“Appendix 10” means the provisions of the Plan contained in Appendix 10, which covers Employees who formerly participated in the Universal Packaging Corporation Pension Plan. Appendix 10 applies solely to benefits accrued under the Universal Packaging Corporation Pension Plan prior to January 1, 2000. Employees covered under the provisions of Appendix 10 accrue benefits for service rendered on and after January 1, 2000 under the provisions of Appendix 1.

1.5    Beneficiary means the person designated by the Member on the form provided by and filed with the Retirement Committee to receive any benefit that becomes payable upon the Member’s death in accordance with the provisions of Section 2.4.
1.6    Board of Directors means on and after March 10, 2008, the Board of Directors of Graphic Packaging Holding Company.
1.6A    Charter means the Charter of the Retirement Committee of Graphic Packaging International, Inc., as amended from time to time or such other charter or operating procedures adopted by the Board of Directors which defines the scope of the Retirement Committee’s authorities and responsibilities with respect to the Plan.
1.7    Code means the Internal Revenue Code of 1986, as amended and the regulations and rulings in effect thereunder.
1.8    Core Document means the provisions of the Plan, which are contained in this Section of the Plan and which, together with the separate Appendices, comprise the Plan.

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1.9    Effective Date means January 1, 2015, the date that this amendment and restatement of the Plan generally will be effective, except as otherwise specified herein. The original effective date of the Plan was December 28, 1992.
1.10    Eligible Employee means any Employee who is eligible to participate in the Plan under the terms of the applicable Appendix. An Employee is deemed to be an Eligible Employee solely with respect to the benefits provided under the applicable Appendix.
1.11    Employee means any individual who provides services to the Employer as a common law employee and whose remuneration is subject to the withholding of federal income tax pursuant to Section 3401 of the Code. Notwithstanding the preceding sentence, the term “Employee” shall exclude:

(a)	any individual whose employment is subject to a collective bargaining agreement between the Employer and a union that is not listed in an attached Appendix,

(b)
any individual who is first employed by the Employer prior to January 1, 2004 in employment not subject to a collective bargaining agreement listed in the Appendices and who is not paid from the payroll processed from the Ceridian Corporation as of August 8, 2003 or the date when first employed by the Employer, if later,

(c)
any individual who is first employed by the Employer on or after January 1, 2004 in employment not subject to a collective bargaining agreement listed in the Appendices unless such individual is assigned when first employed by the Employer to:

(i)
one of the following plant locations: Golden, CO Carton; Centralia, IL Laminations; Centralia, IL Carton; Lawrenceburg, TN Carton; North Portland, OR Carton; Tuscaloosa, AL Laminations; Wausau, WI Carton; Bow, NH Carton; Charlotte, NC Carton; Fort Smith, AR Carton; Gordonsville, TN Carton; Kalamazoo, MI Carton; Kalamazoo, MI Board Mill; Kendallville, IN Carton; Lumberton, NC Carton; Menasha, WI Carton; Mitchell, SD Carton; Richmond, VA Carton; Garden Grove, CA Carton; or

(ii)	either of the following divisions, but not a specified plant location: Performance Packaging Division and Universal Packaging Division;

(d)
any individual (i) who provides services to the Employer under an agreement, contract, or any other arrangement pursuant to which the individual is initially classified as an independent contractor or (ii) whose remuneration for services has not been treated initially as subject to the withholding of federal income tax pursuant to Section 3401 of the Code even if the individual described in (i) or (ii) is subsequently reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding,

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(e)
any Leased Employees, except solely for the purposes of applying the nondiscrimination requirements of Section 414(n)(3) of the Code, Employee shall include leased employees within the meaning of Section 414(n)(2) of the Code. Notwithstanding the foregoing, if such leased employees constitute less than twenty percent of the Employer’s or Affiliated Employer’s non-highly compensated workforce within the meaning of Section 414(n)(5)(C)(ii) of the Code, Employee shall not include those leased employees covered by a plan described in Section 414(n)(5) of the Code,

(f)	any individual covered by any other private qualified defined benefit retirement plan contributed to by an Affiliated Employer for the period of such coverage,

(g)
a non‑resident alien who either (i) receives no earned income (within the meaning of Section  911(d)(2) of the Code) from the Employer or any Affiliated Employer that constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code) or (ii) receives earned income from the Employer or an Affiliated Employer that constitutes income from sources within the United States, but such income is exempt from United States income tax by an income tax treaty or convention,

(h)	any individual covered by the ACX Technologies, Inc. Retirement Plan for the period such coverage is in effect, and

(i)
any individual employed by the Employer or an Affiliated Employer for the period prior to the adoption of the Plan by the Employer or Affiliated Employer, unless specifically provided otherwise in the Plan.

The term “employee” as used in this Plan means any individual who is employed by the Employer or an Affiliated Employer as a common law employee of the Employer or an Affiliated Employer, regardless of whether the individual is an “Employee” and any Leased Employee.
Each Appendix shall indicate the Eligible Employees to which it applies.
1.12    Employer means Graphic Packaging International, Inc. and any successor by merger, purchase or otherwise with respect to its employees, or any other company participating in the Plan as provided in Section 8.3 with respect to its employees.
1.13    Equivalent Actuarial Value means equivalent value when determined on the basis of the mortality table prescribed by Revenue Ruling 2001-62 and an interest rate of five percent per year, compounded annually, except as otherwise specified in this Core Document or an applicable Appendix.
1.14    ERISA means the Employee Retirement Income Security Act of 1974, as amended.

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1.15    Fund(s) means the funds of the Plan maintained by the Trustee in accordance with the terms of the Trust Agreement.
1.16    Hour of Service means each hour of service as defined in the applicable Appendix.
1.17    IRS Interest Rate means, with respect to determining the amount of a benefit with an Annuity Starting Date:

(a)
on and after January 1, 2007 and prior to January 1, 2008, the interest rate prescribed under Section 417(e)(3)(A)(ii)(II) of the Code for the second full calendar month preceding the applicable Stability Period;

(b)
on and after January 1, 2008 and prior to January 1, 2010, the interest rate prescribed under Section 417(e)(3)(C) of the Code for the second full calendar month preceding the applicable Stability Period; and

(c)	on and after January 1, 2010, the interest rate prescribed under Section 417(e)(3)(C) of the Code for the fifth full calendar month preceding the applicable Stability Period.
1.18    IRS Mortality Table means, with respect to determining the amount of a benefit with an Annuity Starting Date:

(a)	prior to December 31, 2002, the mortality table prescribed under Section 417(e)(3)(A)(ii)(I) of the Code as in effect on the first day of the applicable Stability Period;

(b)	on and after December 31, 2002 and prior to January 1, 2008, the mortality table prescribed by Revenue Ruling 2001-62 as in effect on the first day of the applicable Stability Period; and

(c)	on and after January 1, 2008, the mortality table prescribed under Section 417(e)(3)(B) of the Code as in effect on the first day of the applicable Stability Period.
1.19    Leased Employee means any person (other than a common law employee of the Employer or an Affiliated Employer) who performs services for the Employer or an Affiliated Employer provided all of the following circumstances exist:

(a)	such services are provided pursuant to an agreement between an organization or person (the “leasing organization”) and the Employer or Affiliated Employer,

(b)
such services have been performed for the Employer or an Affiliated Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and

(c)	such services are performed under the primary direction or control of the Employer or Affiliated Employer.

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1.20    Member means any person included in the membership of the Plan, as provided in the applicable Appendix.
1.21    Normal Retirement Date means the date identified in the applicable Appendix.
1.22    Pension means the annual or monthly amount payable to a Member or his Beneficiary, determined under the benefit formula specified in the applicable Appendix.
1.23    Plan Sponsor means Graphic Packaging International, Inc. or any successor by merger, purchase or otherwise.
1.24    Plan Year means the calendar year.
1.25    Required Beginning Date means April 1 of the calendar year following the later of (a) the calendar year in which the Member attains age 70½ or (b) the calendar year in which the Member retires; provided, however, that the Required Beginning Date for a Member who is a five percent owner (as defined in Section 1.401(a)(9)‑2, Q&A-2(c) of the U. S. Treasury Department regulations) is April 1 of the calendar year following the calendar year in which the Member attains age 70½.
1.26    Retirement Committee means the committee which is maintained and governed in accordance with the Charter to administer and supervise the Plan as provided in Article 5. The Retirement Committee shall be a “named fiduciary” within the meaning of Section 402(a) of ERISA and shall carry out the duties of the “plan administrator” of the Plan as imposed by ERISA.
1.27    Spousal Consent means written consent given by a Member’s Spouse to an election made by the Member which specifies the form of Pension and Beneficiary designated by the Member. Spousal Consent shall be duly witnessed by a notary public or Plan representative, and shall acknowledge the effect on the Spouse of the Member’s election. Once given, Spousal Consent may not be revoked after the Annuity Starting Date. The requirement for Spousal Consent may be waived by the Retirement Committee if it is established to its satisfaction that there is no Spouse, or that the Spouse cannot be located, or because of such other circumstances as may be established by applicable law. Spousal Consent shall be applicable only to the particular Spouse who provides such consent.
1.28    Spouse means, effective June 26, 2013, with respect to a Member, the person who is treated as married to such Member under the laws of the U.S. jurisdiction or foreign jurisdiction that sanctioned such marriage. The determination of a Member’s Spouse will be made as of the date of such Member’s death. In addition, a Member’s former Spouse will be treated as his Spouse to the extent provided under a qualified domestic relations order, as defined in Code Section 414(p).
1.29    Stability Period means the Plan Year in which occurs the Annuity Starting Date for the distribution.
1.30    Statutory Compensation means compensation from the Employer or any Affiliated Employer as defined in U.S. Treasury Department regulation section 1.415(c)-2(d)(4) (i.e., information required to be reported under Sections 6041, 6051 and 6052 of the Code (“W-2 Pay”)

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plus amounts that would be included in wages but for an election under Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) of the Code). For Plan Years beginning on or after July 1, 2007, the preceding definition of compensation shall be modified as required under the provisions of U.S. Treasury Department regulation section 1.415(c)-2(e) and shall include all amounts permitted to be recognized under the provisions of U.S. Treasury Department regulation section 1.415(c)-2(e)(2) and (3) and, effective on and after January 1, 2009, U.S. Treasury regulation section 1.415(c)-2(e)(4). Also, effective for Plan Years beginning on and after January 1, 2009, Statutory Compensation shall include differential wage payments (as defined in Section 3401(h)(2) of the Code) paid to an individual by the Employer, to the extent not otherwise included in this definition of Statutory Compensation. For purposes of applying the top-heavy provisions under Section 3.3 and effective for Plan Years beginning on and after July 1, 2007, for purposes of applying the maximum benefit limitations under Section 3.2, Statutory Compensation shall not exceed the limitation on compensation under Section 401(a)(17) of the Code.
1.31    Trust Agreement means the agreement between the Plan Sponsor and the Trustee establishing the trust, and all amendments thereto.
1.32    Trustee means the trustee holding the Funds of the Plan as provided in Article 6.
1.33    Vesting Service means the Employee’s period of service recognized as Vesting Service under the provisions of the applicable Appendix.

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ARTICLE 2    . BENEFIT AND PAYMENT PROVISIONS
2.1    Participation
An Employee shall become a Member of the Plan in accordance with the terms of the applicable Appendix.
2.2    Benefit Provisions
The benefits provided under the Plan are set forth in the applicable Appendix.
2.3    Election of an Optional Form of Pension
A Member’s election of an optional form of payment under an Appendix shall be subject to the following provisions:
(a)    Election of Optional Forms.

(i)
Election. During the election period specified in paragraph (c), a Member may elect to convert the Pension otherwise payable to him into an optional Pension of Equivalent Actuarial Value, as provided in one of the options specified in the applicable Appendix.

(ii)	Spousal Consent. A married Member’s election of any option shall only be effective if Spousal Consent to the election is received by the Retirement Committee, unless:

(A)
the option provides for monthly payments to his Spouse for life after the Member’s death, in an amount equal to at least 50%, but not more than 100%, of the monthly amount payable under the option to the Member, and

(B)	the option is of Equivalent Actuarial Value to the Qualified Joint and Survivor Annuity (as defined in the applicable Appendix).

(b)
Notice. The Retirement Committee shall furnish to each Member a written notice explaining in nontechnical language the terms and conditions of the Pension payable to the Member in the optional forms described in the applicable Appendix. Such explanation shall include a general description of the eligibility conditions for, and the material features and relative values of, the optional forms of Pensions under the Plan, any rights the Member may have to defer commencement of his Pension, the consequences of the Member’s failure to defer, the requirement for Spousal Consent as provided in paragraph (a)(ii), and the right of the Member to make, and to revoke, elections under this Section. The notice shall be provided not less than 30 days and no more than 90 days before the Member's Annuity Starting Date, provided, however, the notice may be provided after the Annuity Starting Date with respect to a Member who is entitled to a Pension under Appendices 2 through 9, or with respect to a

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Member who is entitled to a Pension payable under the provisions of Appendix 1 or 10 if the written notice as described above was not provided on a timely basis (i) due to an administrative error as determined by the Retirement Committee on a basis uniformly applicable to all Members similarly situated, or (ii) due to an involuntary termination of employment.

(c)	Form and Timing of Election. An election of an optional form shall be made on a form provided by the Retirement Committee. The timing of such election shall be subject to the following:

(i)
General Rule. Except as otherwise provided in this paragraph (c), a Member's election of an optional form may be made at any time during the period beginning on the date the Member receives the notice described in paragraph (b) and ending on the Member’s Annuity Starting Date. Notwithstanding the foregoing, an election received after the Annuity Starting Date shall be deemed to have been made within the election period if:

(A)	the notice described in paragraph (b) is provided to the Member at least 30 days before the Annuity Starting Date;

(B)	distributions commence not later than 90 days after the date such notice is provided to the Member; and

(C)	the Member's election is made before the date distributions commence.

A distribution shall not be deemed to violate the requirement of subparagraph (B) merely because, due solely to administrative delay, it commences more than 90 days after the date notice is provided to the Member.

A Member's Annuity Starting Date may not occur sooner than 30 days after receipt of the notice, except as permitted under subparagraph (ii).

(ii)
Waiver of 30-Day Period. A Member may, after having received the notice described in paragraph (b), affirmatively elect to have his Pension commence sooner than 30 days following his receipt of the notice, provided all of the following requirements are met:

(A)
the Retirement Committee clearly informs the Member that he has a period of at least 30 days after receiving the notice to decide when to have his benefits begin, and, if applicable, to choose a particular optional form of payment;

(B)	after receiving the notice, the Member affirmatively elects a date for his Pension to begin and, if applicable, an optional form of payment;

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(C)	the Member is permitted to revoke his election until the later of his Annuity Starting Date or at any time prior to the commencement of benefit payments;

(D)
payment does not commence less than seven days following the day after the notice is received by the Member, nor more than 90 days following the day the notice is received by the Member (except that the 90-day period may be extended due to administrative delay); and

(E)	the Member's Annuity Starting Date is after the date the notice is provided, except as provided in subparagraph (iii).

(iii)
Retroactive Annuity Starting Date. If a Member is eligible (in accordance with the provisions of the last sentence of paragraph (b) above) to elect, and does elect, an Annuity Starting Date that precedes the date he received the notice (a "retroactive Annuity Starting Date"), such election shall be subject to the following requirements:

(A)
With respect to an election made by a Member who is entitled to a Pension payable under the provisions of Appendix 1 or 10 and who is involuntarily terminated by the Employer, the retroactive Annuity Starting Date is within the 120-day period following the Member’s termination of employment with the Employer and all Affiliated Employers.

(B)
The Member’s benefit, including any interest adjustment, must satisfy the provisions of Section 415 of the Code, both at the retroactive Annuity Starting Date and at the actual commencement date, except that if the form of payment is not subject to the provisions of Section 417(e)(3) of the Code and payments commence within 12 months of the Member’s retroactive Annuity Starting Date, the provisions of Section 415 of the Code need only be satisfied as of the retroactive Annuity Starting Date.

(C)
If payment is made in the form of an annuity that is not subject to the provisions of Section 417(e)(3) of the Code, a payment equal in amount to the sum of the monthly payments that the Member would have received during the period commencing on his retroactive Annuity Starting Date and ending with the month preceding his actual commencement date, plus interest at the rate of 120 percent of the mid-term Applicable Federal Rate for the first month of the applicable Plan Year, compounded annually, shall be paid to the Member on his actual commencement date.

(D)	Spousal Consent to the retroactive Annuity Starting Date is required for such election to be effective unless:

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(I)
the amount of the survivor annuity payable to the Spouse determined as of the retroactive Annuity Starting Date under the form elected by the Member is no less than the amount the Spouse would have received under the Qualified Joint and Survivor Annuity if the date payments commence were substituted for the retroactive Annuity Starting Date; or

(II)	the Member’s Spouse on his retroactive Annuity Starting Date is not his Spouse on his actual commencement date and is not treated as his Spouse under a qualified domestic relations order.

(E)	If the Member elects payment in a form of payment that is subject to the provisions of Section 417(e)(3) of the Code:

(I)
the monthly amount shall not be less than the amount that would have been paid in the same form on the retroactive Annuity Starting Date if the benefit amount had been calculated using the IRS Interest Rate and the IRS Mortality Table in effect on the actual commencement date; and

(II)	interest shall be credited in the same manner as described under clause (C) above.

(F)	The provisions of subparagraphs (i) and (ii) above shall apply by substituting the actual commencement date for the Annuity Starting Date.

(G)
Payment does not commence less than seven days following the day after the notice is received by the Member, nor more than 90 days following the day the notice is received by the Member (except that the 90-day period may be extended due to administrative delay)."

(d)
Revocation of Election. An election of an option under the applicable Appendix may be revoked on a form provided by the Retirement Committee, and subsequent elections and revocations may be made at any time during the election period described above. An election of an optional benefit shall be effective on the Member’s Annuity Starting Date and may not be modified after his Annuity Starting Date unless otherwise provided in paragraph (c) above. A revocation of any election shall be effective when the completed form is timely filed with the Retirement Committee. If a Member who has elected an optional benefit dies before his Annuity Starting Date (or before the date the election of the option becomes effective under paragraph (c) above, if later), the election shall be revoked. If the Beneficiary designated under an option dies before the Member’s Annuity Starting Date (or before the date the election of the option becomes effective under paragraph (c) above, if later), the election shall be revoked.

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2.4    Beneficiary Designations

(a)
Designation. Each Member may designate a primary beneficiary and a contingent beneficiary to receive a death benefit that may become payable under this Plan other than a death benefit payable only to a surviving Spouse. A designation of anyone other than the Spouse as the sole Beneficiary shall not be effective unless the Spouse consents in a writing that is witnessed by a notary public or Plan representative. Beneficiary designations shall be made on forms furnished by the Retirement Committee and shall become effective only when filed with the Retirement Committee. Except as otherwise provided in the applicable Appendix, if the Member survives all primary and contingent Beneficiaries or if the Member dies without a valid beneficiary designation, any death benefits shall be paid to his surviving Spouse, or if none, to his estate.

(b)
Proof of Death. A copy of the Member’s death certificate shall be sufficient proof of death for purposes of this Plan, and the Retirement Committee shall be fully protected in relying thereon. In the absence of a death certificate, the Retirement Committee may rely on such other evidence of death as it deems necessary or appropriate.

(c)
120-Hour Survival Requirement. A Beneficiary who does not survive the Member by at least 120 hours shall be deemed to have predeceased the Member. Any benefit payable to such Beneficiary shall be paid to the next designated Beneficiary, or if there is no Beneficiary shall be paid pursuant to paragraph (a) above.

2.5    Pension Payout Rules

(a)
Commencement of Payment. Except as otherwise provided in the applicable Appendix, payment of a Member’s Pension shall begin as soon as administratively practicable following the later of (i) the Member’s 65th birthday, or (ii) the date he terminates service with the Employer and all Affiliated Employers (but not more than 60 days after the close of the Plan Year in which the later of (i) or (ii) occurs).

(b)	Mandatory Distribution Under Section 401(a)(9) of the Code. Notwithstanding any provisions of the Plan to the contrary, a Member’s Pension shall commence no later than his Required Beginning Date.
2.6    Distribution Limitation
Notwithstanding any other provisions of the Plan, all distributions from the Plan shall conform to the regulations issued under Section 401(a)(9) of the Code, including the incidental death benefit provisions of Section 401(a)(9) of the Code. Further, such regulations shall override any Plan provision that is inconsistent with Section 401(a)(9) of the Code. If a Member dies after Pension payments have commenced, any payments continuing on to his Spouse or Beneficiary shall be distributed at least as rapidly as under the method of distribution being used as of the Member’s date of death. With respect to

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distributions under the Plan made on or after January 1, 2001 (“New Reg Effective Date”) for calendar years beginning on or after January 1, 2001 and prior to January 1, 2006, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) of the Code that were proposed on January 17, 2001 (the “2001 Proposed Regulations”), notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a Member for 2001 prior to the New Reg Effective Date are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such Member for 2001 on or after such date. If the total amount of required minimum distributions made to a Member for 2001 prior to the New Reg Effective Date are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations.
With respect to Pensions commencing on or after January 1, 2006, the following rules shall apply:

(a)
Any additional benefits accruing to a Member in a calendar year after the first distribution calendar year will be distributed beginning as of the first payment interval ending in the calendar year immediately following the calendar year in which such amounts accrue.

(b)
If a Member’s Pension is being distributed in the form of a joint and survivor annuity for the joint lives of the Member and a non-Spouse Beneficiary, annuity payments to be made on or after the Member’s Required Beginning Date to the Beneficiary after the Member’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Member using the table set forth in Q&A-2 of Section 1.401(a)(9)-6 of the U.S. Treasury Department regulations. If the Annuity Starting Date occurs in a calendar year which precedes the calendar year in which the Member reaches age 70, in determining the applicable percentage, the Member/Beneficiary’s age difference is reduced by the number of years that the Member is younger than age 70 on the Member’s birthday in the calendar year that contains the Annuity Starting Date.

(c)
If the Member’s Pension is being distributed in the form of a period certain and life annuity option, the period certain may not exceed the applicable distribution period for the Member under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the U. S. Treasury Department regulations for the calendar year that contains the Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Member reaches age 70, the applicable distribution period for the Member is the distribution period for age 70 under the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the U. S. Treasury Department regulations plus the excess of 70 over the age of the Member as of the Member’s birthday in the year that contains the Annuity Starting Date.

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(d)	For purposes of this Section, the following definitions shall apply:

(i)
“Beneficiary” means an individual other than the Member’s Spouse who is designated to receive survivor benefits under a joint and survivor annuity or a period certain annuity as an optional form of payment. Such Beneficiary shall constitute the designated beneficiary as such term is used under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the U. S. Treasury Department regulations.

(ii)
“Distribution calendar year” means a calendar year for which a minimum distribution is required. For distributions beginning before a Member’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member’s Required Beginning Date.

(iii)	“Life expectancy” is life expectancy as computed using the Single Life Table in Section 1.401(a)(9)-9 of the U. S. Treasury Department regulations.
2.7    Suspension of Benefits

(a)
Suspension. Subject to the provisions of the applicable Appendix, a Member’s benefits shall, for purposes of this Section, be deemed to have been suspended for any month in which the Member remains employed after reaching his Normal Retirement Date and before reaching his Required Beginning Date.

Upon subsequent retirement, the late retirement benefit payable with respect to any Member whose benefit has been suspended following his attainment of his Normal Retirement Date shall be an immediate benefit beginning as of the first day of the month following the Member’s late retirement date (unless the Member elects a later commencement date) and shall be equal to the greater of (i) the amount determined in accordance with the provisions of the applicable Appendix as of his late retirement date, or (ii) an amount which is of Equivalent Actuarial Value to the benefit to which the Member would have been entitled under the provisions of the applicable Appendix if he had retired on his Normal Retirement Date, recomputed as of the first day of each subsequent Plan Year (and as of his actual late retirement date) as if each such date were the Member’s late retirement date. The resulting retirement benefit shall then be reduced by the Equivalent Actuarial Value of any payments made with respect to the Member’s retirement benefit after his Normal Retirement Date. In the event the Member elects to defer payment beyond his late retirement date (but in no event later than his Required Beginning Date), the Member’s benefit shall be of Equivalent Actuarial Value to the benefit otherwise payable as of his late retirement date.
Benefits of a Member in pay status shall be suspended if the Member is re-employed by the Employer or an Affiliated Employer but only for those calendar months in which he completes at least 40 Hours of Service as an Eligible Employee. Upon his

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subsequent retirement, his eligibility for a benefit and the amount of the benefit shall be determined and calculated as if he were then first retired. In no event shall such benefit be less than the benefit received by the Member upon his original retirement. The benefit, as so determined, shall be reduced actuarially for the amount of any benefits paid prior to his Normal Retirement Date by reason of the previous retirement. If any payment that could have been suspended under this Section is paid to the Member, subsequent benefit payments shall be offset by that amount; provided however, that except for any offset applied to the initial payment upon resumption of benefit payments, the offset will be spread over subsequent payments so that no single monthly benefit payment is reduced by more than 25%.

(b)
Amount Suspended. The amount suspended shall be an amount equal to the monthly benefit payment that would have otherwise been payable, but not more than would have been payable as a single life annuity.

(c)
Resumption of Payment. If benefit payments have been suspended, then, unless a Member elects a later commencement date pursuant to the provisions of the applicable Appendix, payments shall resume no later than the first day of the third calendar month in which the Employee ceases to be employed or, if earlier, the Employee’s Required Beginning Date. The initial payment upon resumption shall include (i) the payment scheduled to be made in the calendar month when payments resume and (ii) any amounts withheld during the period between the cessation of employment and the resumption of payments, less any offset provided under paragraph (a) above.

(d)
Exception; Waiver of Participation. A retired Member who is re-employed as an Eligible Employee may elect to waive participation in the Plan with the consent of his Spouse. All such waivers shall be in writing on a form furnished by the Retirement Committee, and all spousal consents shall satisfy the requirements of Section 2.3(a)(ii). Such a Member shall continue to receive his benefit payments and shall accrue no additional benefits under the Plan. A Member who has waived participation may later elect to participate if he then satisfies the requirements for participation by filing a written notice with the Retirement Committee. His benefit shall then be suspended under this Section for each subsequent calendar month in which he completes at least 40 Hours of Service as an Eligible Employee.

2.8    Direct Rollovers

(a)
Elective Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Retirement Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)	Mandatory Rollovers. Notwithstanding any provision of the Plan to the contrary, effective March 28, 2005 if the present value of the Member’s Accrued Benefit

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amounts to at least $1,000 but not more than $5,000, and if the Member fails to make an affirmative election to either receive the lump sum payment in cash or have it directly rolled over to an eligible retirement plan pursuant to the provisions of paragraph (a) within such election period as shall be prescribed by the Retirement Committee, the Retirement Committee shall direct the Trustee to transfer such lump sum payment to an individual retirement plan (within the meaning of Section 7701(a)(37) of the Code) (“IRA”) selected by the Retirement Committee. The IRA shall be maintained for the exclusive benefit of the Member on whose behalf such transfer is made. The transfer shall occur as soon as practicable following the end of the election period. The funds in the IRA shall be invested in an investment product designed to preserve principal and provide a reasonable rate of return, whether or not such return is guaranteed, consistent with liquidity, as determined from time to time by the Retirement Committee. In implementing the provisions of this paragraph, the Retirement Committee shall:

(i)	enter into a written agreement with each IRA provider setting forth the terms and conditions applicable to the establishment and maintenance of the IRAs in conformity with applicable law;

(ii)
furnish Members with notice of the Plan’s automatic rollover provisions, including, but not limited to, a description of the nature of the investment product in which the assets of the IRA will be invested and how the fees and expenses attendant to the IRA will be allocated, and a statement that a Member may roll over the assets of the IRA to another eligible retirement plan. Such notice shall be provided to Members in such time and form as shall be prescribed by the Retirement Committee in accordance with applicable law; and

(iii)
fulfill such other requirements of the safe harbor contained in Department of Labor Regulation Section 2550.404a-2 and, if applicable, the conditions of Department of Labor Prohibited Transaction Class Exemption 2004-16.

(c)	Definitions. The following definitions apply to the terms used in this Section:

(i)	“Eligible rollover distribution” means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

(A)
any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of 10 years or more;

(B)	any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

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(C)
any after-tax amount unless such amount is rolled over or transferred (i.e., directly rolled) to an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, or, effective on or after January 1, 2008, a Roth individual retirement account described in Section 408A(b) of the Code; or transferred (i.e., directly rolled over) to:

(1)	a qualified defined contribution plan described in Section 401(a) of the Code;

(2)	effective on and after January 1, 2007, any qualified plan described in Section 401(a) of the Code; or

(3)	effective on and after January 1, 2007, an annuity plan described in Section 403(b) of the Code, provided that a plan described in subparagraph (1), (2) or (3) agrees to separately account for such after-tax amount and earnings thereon.

(ii)	“Eligible retirement plan” means any of the following types of plans that accept the distributee’s eligible rollover distribution:

(A)	a qualified plan described in Section 401(a) of the Code;

(B)	an annuity plan described in Section 403(a) of the Code;

(C)	an individual retirement account or individual retirement annuity described in Section 408(a) or 408(b) of the Code, respectively;

(D)	effective January 1, 2002, an annuity contract described in Section 403(b) of the Code;

(E)
effective January 1, 2002, an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan; and

(F)	effective January 1, 2008, a Roth IRA described in Section 408A of the Code.

(iii)
“Distributee” means an employee or former employee. In addition, solely for purposes of paragraph (a) above, the employee’s or former employee’s surviving Spouse and the employee’s or former employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order

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as defined in Section 414(p) of the Code are distributees with regard to the interest of the Spouse or former Spouse.

(iv)	“Direct rollover” means a payment by the Plan to the eligible retirement plan specified by the distributee.

(d)
Non-Spouse Beneficiary Rollover.    Notwithstanding any provision of this Section to the contrary, effective as of January 1, 2010, the non-Spouse Beneficiary of a deceased Member may elect, at the time and in the manner prescribed by the Retirement Committee, to directly roll over any portion of a distribution that would constitute an eligible rollover distribution if it were made to a Member, Spouse or alternate payee, provided such direct rollover is made to an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, or a Roth IRA described in Section 408A of the Code (collectively, “IRA”) that is established on behalf of the non-Spouse Beneficiary and that will be treated as an inherited IRA pursuant to the provisions of Sections 402(c)(11) and 408(d)(3)(C)(ii) of the Code. Distributions under this paragraph that would have been eligible rollover distributions if made to a Member, surviving spouse or alternate payee will be treated as eligible rollover distributions for all purposes under the Code, regardless of whether the non-spouse Beneficiary elects to directly roll over such distribution.

2.9    Special Commencement Right During 2014
Notwithstanding anything in (i) Section 2.3, or (ii) Article 5 or Article 6 of the applicable Appendix to the contrary, certain Members may elect to commence their Pension with an Annuity Starting Date on the Special Annuity Starting Date (as defined below), in accordance with this Section.

(a)	Definitions. For purposes of this Section, each of the following terms when capitalized has the respective meaning set forth below:

(i)	Eligible Participant. An “Eligible Participant” is a vested Member who meets all of the following requirements:

(A)
The Member had a termination of employment with the Employer and all Affiliated Employers with a vested Pension prior to April 1, 2014 and has not been reemployed by the Employer or an Affiliated Employer on or before the Special Annuity Starting Date;

(B)	The Member is not receiving benefits under a long-term disability plan of the Employer or an Affiliated Employer;

(C)	The Member has not attained his or her Normal Retirement Date on or before the Special Annuity Starting Date;

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(D)	The Member has not commenced his or her benefit as of an Annuity Starting Date prior to the Special Annuity Starting Date;

(E)	No portion of the Member’s Accrued Benefit is subject to a qualified domestic relations order or other lien that is in effect or pending as of the Special Annuity Starting Date;

(F)	As of the Special Annuity Starting Date, the Member had not deceased; and

(G)	The Equivalent Actuarial Value of the Member’s Accrued Benefit determined as of November 1, 2014 is no greater than $50,000.

(ii)	Special Annuity Starting Date. The “Special Annuity Starting Date” means November 1, 2014.

(iii)	Window Election Period. The “Window Election Period” means the period beginning on August 18, 2014 and ending on October 3, 2014.

(b)	Payment Options for Eligible Participants. The following provisions apply to Eligible Participants who commence their Plan benefits under this Section:

(i)
Retirement-Eligible Participant. An Eligible Participant who, as of the Special Annuity Starting Date, is eligible to commence an early retirement Pension under Section 5.3 of the applicable Appendix or a vested Pension under Section 5.5 of the applicable Appendix as of the Special Annuity Starting Date, may elect to receive his or her Pension benefit in the form of a lump-sum payment pursuant to this Section or in any form of benefit otherwise available to the Eligible Participant under Section 6.2 of the applicable Appendix.

(ii)
Non-Retirement-Eligible Participant. An Eligible Participant who, as of the Special Annuity Starting Date, is otherwise not eligible to commence his benefit as of the Special Annuity Starting Date, may elect to receive his or her Pension benefit in the form of a:

(A)	lump-sum payment pursuant to this Section,

(B)	single life annuity under Section 6.2(a) of the applicable Appendix,

(C)	if the Eligible Participant is married on the Special Annuity Starting Date, a Qualified Joint and Survivor Annuity, or

(D)
if the Eligible Participant is married on the Special Annuity Starting Date, a 75% joint and survivor annuity under Section 6.2(c) of the applicable Appendix with the Eligible Participant’s Spouse as his Beneficiary.

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(iii)
Spousal Consent Requirements. An Eligible Participant’s election to waive the normal form of benefit under Section 6.1(b) of the applicable Appendix is subject to the spousal consent requirements of Section 2.3(a)(ii).

(c)	Calculation of Benefits.

(i)
Retirement-Eligible Participant. With respect to an Eligible Participant described in subsection (b)(i) hereof, the benefit payable under this Section shall be calculated under the provisions of the Plan that generally apply to the calculation of such benefit, but disregarding any limitation on the amount of lump sums otherwise payable under the terms of the Plan.

(ii)
Non-Retirement-Eligible Participant. With respect to an Eligible Participant described in subsection (b)(ii) hereof, the benefit payable under this Section shall be of Equivalent Actuarial Value to the Eligible Participant’s Accrued Benefit using the actuarial assumptions for calculating lump sums.

(d)
Election Procedures. An Eligible Participant’s election to commence benefits under this Section must be made in accordance with procedures established by the Retirement Committee. An Eligible Participant’s election to receive payment under this Section must be postmarked no later than the last day of the Window Election Period, unless a later date is required by law due to a delay in the delivery of the election notice to the Eligible Participant. An Eligible Participant who does not notify the Retirement Committee of a change in his or her address by the date established by the Retirement Committee in order for the Eligible Participant to commence a benefit with an Annuity Starting Date on the Special Annuity Starting Date, shall not be eligible to commence his benefit under this Section. An Eligible Participant who does not submit a completed election form (including any applicable spousal consent) in accordance with this subsection (d) may commence benefits only at the time and in the form determined under the Plan without regard to this Section.

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ARTICLE 3    . GOVERNMENTAL RESTRICTIONS
3.1    Maximum Annual Compensation Limitation
In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the compensation taken into account for the appropriate time period shall not exceed the compensation limit in effect for the calendar year in which the time period begins. For Plan Years beginning before January 1, 1994, the compensation limit is $200,000, as adjusted by the Secretary of the Treasury for cost‑of‑living increases. For Plan Years beginning on or after January 1, 1994 and before January 1 2002, the annual compensation limit is $150,000, as adjusted by the Secretary of the Treasury for cost‑of‑living increases. For Plan Years beginning on and after January 1, 2002, the compensation limit is $200,000, as adjusted by the Secretary of the Treasury for cost‑of‑living increases. The cost‑of‑living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. Any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the annual compensation limit set forth in this provision. If compensation for any prior determination period is taken into account in determining an employee’s benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the annual compensation limit in effect for that prior determination period. For purposes of determining benefit accruals in a Plan Year beginning on or after January 1, 1994, but prior to January 1, 2002, compensation for any determination periods beginning prior to the first Plan Year beginning on or after January 1, 1994 shall be limited to the annual compensation limit of $150,000. For purposes of determining benefit accruals in Plan Years beginning on or after January 1, 2002, compensation for any determination periods beginning prior to January 1, 2002 shall be limited to the annual compensation limit of $200,000.
Unless otherwise provided under the Plan, each Code Section 401(a)(17) employee’s accrued benefit under this Plan will be the greater of the accrued benefit determined for the employee under (a) or (b) below:

(a)
the employee’s accrued benefit determined with respect to the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the employee’s total years of service taken into account under the Plan for the purposes of benefit accruals, or

(b)	the sum of:

(i)	the employee’s accrued benefit as of the last day of the last Plan Year beginning before January 1, 1994, frozen in accordance with Treasury Regulations Section 1.401(a)(4)‑13, and

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(ii)
the employee’s accrued benefit determined under the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the employee’s years of service credited to the employee for Plan Years beginning on or after January 1, 1994, for purposes of benefit accruals.

A “Code Section 401(a)(17) employee” means an employee whose current accrued benefits as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994, is based on compensation for a year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994, that exceeded $150,000.
3.2    Code Section 415 Limitations—Maximum Annual Pension

(a)
Maximum Pension. Notwithstanding any provisions of the Plan to the contrary, the benefits accrued by and payable to or on behalf of a Member under the Plan shall be subject to the maximum limitations set forth in Section 415 of the Code and any regulations or rulings issued thereunder. The increased limitations of Section 415(b) of the Code effective on and after January 1, 2002 shall apply to all current and former Members (with benefits limited by Section 415(b) of the Code) who have an Accrued Benefit under the Plan immediately prior to January 1, 2002 (other than an Accrued Benefit resulting from a benefit increase solely as a result of the increases in limitations under Section 415(b) of the Code) and whose Annuity Starting Date occurs on or after January 1, 2002.

(b)
Adjustment of Benefit and Maximum Dollar Limitation. If the benefit payable under the Plan would (but for this Section) exceed the limitations of Section 415 of the Code by reason of a benefit payable under another defined benefit plan aggregated with this Plan under Section 415(f) of the Code, the benefit under this Plan shall be reduced only after all reductions have been made under such other plan. As of January 1 of each calendar year beginning on or after January 1, 2002, the maximum dollar limitation shall be adjusted as indexed. Such adjustment of the maximum dollar limitation shall not apply to retired Members.

(c)	Limitation Year. For purposes of this Section, the limitation year shall be the calendar year.

(d)	Definition of Compensation. The term “compensation” for purposes of applying the applicable limitations under Section 415 of the Code with respect to any Member shall mean Statutory Compensation.
3.3    Top-Heavy Provisions

(a)	Definitions. The following definitions apply to the terms used in this Section:

(i)	“Applicable Determination Date” means the last day of the preceding Plan Year;

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(ii)	“Applicable Valuation Date” means the date within the preceding Plan Year as of which annual Plan costs are or would be computed for minimum funding purposes;

(iii)
“Average Statutory Compensation” means the average annual Statutory Compensation of a Member for the five consecutive years of his Vesting Service after December 31, 1983 during which he received the greatest aggregate remuneration from the Employer or an Affiliated Employer, excluding any Statutory Compensation for service after the last Plan Year with respect to which the Plan is top-heavy;

(iv)
“Key Employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the applicable determination date was an officer of the Employer or an Affiliated Employer having Statutory Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner (as defined in Section 416(i)(1)(B)(i) of the Code) of the Employer or an Affiliated Employer, or a 1-percent owner (as defined in Section 416(i)(1)(B)(ii) of the Code) of the Employer or an Affiliated Employer having Statutory Compensation greater than $150,000 (the determination of who is a key employee shall be made in accordance with Section 416(i) of the Code and the applicable regulations and other guidance of general applicability issued thereunder);

(v)	“Non-Key Employee” means any employee who is not a Key Employee;

(vi)
“Permissive Aggregation Group” means each plan in the Required Aggregation Group and any other qualified plan(s) of the Employer or an Affiliated Employer in which all members are non-key employees, if the resulting aggregation group continues to meet the requirements of Sections 401(a)(4) and 410 of the Code;

(vii)
“Required Aggregation Group” means each other qualified plan of the Employer or an Affiliated Employer (including plans that terminated within the five-year period ending on the determination date) in which there are members who are key employees or which enables the Plan to meet the requirements of Section 401(a)(4) or 410 of the Code; and

(viii)
“Top-Heavy Ratio” means the ratio of (A) the present value of the cumulative Accrued Benefits under the Plan for key employees to (B) the present value of the cumulative Accrued Benefits under the Plan for all key employees and non-key employees; provided, however, that if an individual has not performed services for the Employer or any Affiliated Employer at any time during the one-year period ending on the applicable determination date, any accrued benefit for such individual (and the account of such individual) shall not be taken into account; and provided further, that the present values of

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Accrued Benefits under the Plan for an employee as of the applicable determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period (five-year period in the case of a distribution made for a reason other than severance from employment, death, or disability) ending on the applicable determination date and any distributions made with respect to the employee under a terminated plan which, had it not been terminated, would have been in the required aggregation group.

(b)	Determination of Top Heavy Status.

(i)
The Plan shall be “top-heavy” if, as of the Applicable Determination Date, the Top-Heavy Ratio exceeds 60 percent. The Top-Heavy Ratio shall be determined as of the Applicable Valuation Date in accordance with Sections 416(g)(3) and (4)(B) of the Code on the basis of the interest rate and mortality table used in the actuarial valuation for the Plan for the applicable Plan Year.

(ii)
For purposes of determining whether the Plan is top-heavy, the present value of accrued benefits under the Plan will be combined with the present value of accrued benefits or account balances under each other plan in the Required Aggregation Group. In the Employer’s discretion, accrued benefits or account balances under each plan in the Required Aggregation Group may be combined with the present value of accrued benefits or account balances under any other qualified plan(s) in the Permissive Aggregation Group.

(iii)	The accrued benefit of a Non-Key Employee under the Plan or any other defined benefit plan in the aggregation group shall be:

(A)	determined under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or an Affiliated Employer, or

(B)	if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule described in Section 411(b)(1)(C) of the Code.

(c)	Consequences of Being Top Heavy. The following provisions shall be applicable to Members of Appendix 1 for any calendar year with respect to which the Plan is top-heavy:

(i)
In lieu of the vesting requirements specified in Appendix 1, a Member shall be vested in, and have a nonforfeitable right to, a percentage of his Accrued Benefit determined in accordance with the provisions of Appendix 1 and subparagraph (ii) below, as set forth in the following vesting schedule:

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Years of Vesting Service	Percentage Vested
Less than 2 years 2 years 3 years 4 years 5 or more years	0% 20% 40% 60% 100%

(ii)
The Accrued Benefit of a Member under Appendix 1 who is a Non-Key Employee shall not be less than two percent of his Average Statutory Compensation multiplied by the number of years of his Vesting Service, during the calendar years for which the Plan is top-heavy, but not in excess of 10. For purposes of the preceding sentence, years of Vesting Service shall be disregarded to the extent that such years of Vesting Service occur during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code) no key employee or former key employee. Such minimum benefit shall be payable at a Member’s Normal Retirement Date. If payments commence at a time other than the Member’s Normal Retirement Date, the minimum Accrued Benefit shall be of Equivalent Actuarial Value to such minimum benefit.

(d)	Cessation of Top Heavy Status. If the Plan is top-heavy with respect to a Plan Year and ceases to be top-heavy for a subsequent Plan Year, the following provisions shall be applicable:

(i)
The Accrued Benefit in any such subsequent Plan Year shall not be less than the minimum Accrued Benefit provided in subparagraph (c)(ii) above, computed as of the end of the most recent Plan Year for which the Plan was top-heavy.

(ii)
If a Member has completed three years of Vesting Service on or before the last day of the most recent Plan Year for which the Plan was top-heavy, the vesting schedule set forth in subparagraph (c)(i) above shall continue to be applicable.

(iii)
If a Member has completed less than three years of Vesting Service on or before the last day of the most recent Plan Year for which the Plan was top-heavy, the vesting provisions of subparagraph (c)(i) above shall continue to be applicable to the portion of his Accrued Benefit determined as of the last day of the Plan Year in which the Plan was top-heavy, and Section 5.5 of Appendix 1 shall again be applicable with respect to the remaining portion of his Accrued Benefit; provided, however, that in no event shall the vested percentage of such remaining portion be less than the percentage determined under subparagraph (c)(i) above as of the last day of the most recent Plan Year for which the Plan was top-heavy.

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3.4    Limitation on Highly Compensated Employees and on High-25 Employees

(a)	When This Section Applies. The provisions of this Section shall apply:

(i)	in the event the Plan is terminated, to any Member who is a Highly Compensated Employee or Highly Compensated Former Employee, and

(ii)
in any other event, to any Member who is one of the 25 Highly Compensated Employees or Highly Compensated Former Employees of the Employer or an Affiliated Employer with the greatest Statutory Compensation in any Plan Year.

The amount of the annual payments to any one of the Members to whom this Section applies shall not be greater than the amount that would be paid on behalf of the Member under a single life annuity that is of Equivalent Actuarial Value to the sum of the Member’s accrued benefit and the Member’s other benefits under the Plan.

(b)	When This Section Does Not Apply. The provisions of this Section shall not apply if:

(i)
after taking into account payment of all benefits payable to or on behalf of the Member to whom this Section applies, the value of Plan assets equals or exceeds 110 per cent of the value of current liabilities (as that term is defined in Section 412(l)(7) of the Code) of the Plan,

(ii)	after taking into account the value of all benefits payable to or on behalf of the Member to whom this Section applies is less than one per cent of the value of current liabilities of the Plan, or

(iii)	the value of the benefits payable to or on behalf of the Member to whom this Section applies does not exceed the amount described in Section 411(a)(11)(A) of the Code.

(c)
Repayment of Lump Sum Distributions. To the extent permitted by law, if any Member to whom subparagraph (a)(ii) applies elects to receive a lump sum payment in lieu of his Pension and this Section is applicable, the Member shall be entitled to receive his benefit in full. However, the Member must agree to repay to the Plan any portion of the lump sum payment which would otherwise be restricted and must provide adequate security to guarantee that repayment in accordance with rules established by the Internal Revenue Service.

(d)
Termination of Plan. Notwithstanding the above, in the event the Plan is terminated, the restrictions of this Section shall not be applicable if the benefits payable to any Highly Compensated Employee and any Highly Compensated Former Employee is limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code.

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(e)	Definitions. For purposes this Section, the following terms shall have the following meanings:

(i)	“Highly Compensated Employee” means for a Plan Year any employee of the Employer or an Affiliated Employer (whether or not eligible for membership in the Plan) who:

(A)	was a 5-percent owner (as defined in Section 416(i) of the Code) for such Plan Year or the prior Plan Year; or

(B)
for the preceding Plan Year received Statutory Compensation in excess of $80,000, and was among the highest 20 percent of employees for the preceding Plan Year when ranked by Statutory Compensation paid for that year excluding, for purposes of determining the number of such employees, such employees as the Retirement Committee may determine on a consistent basis pursuant to Section 414(q) of the Code. The $80,000 dollar amount in the preceding sentence shall be adjusted from time to time for cost of living in accordance with Section 414(q) of the Code.

Notwithstanding the foregoing, employees who are nonresident aliens and who receive no earned income from the Employer or an Affiliated Employer which constitutes income from sources within the United States shall be disregarded for all purposes of this Section.
The Employer’s top-paid election as described above, shall be used consistently in determining Highly Compensated Employees for determination years of all employee benefit plans of the Employer and Affiliated Employers for which Section 414(q) of the Code applies (other than a multiemployer plan) that begin with or within the same calendar year, until such election is changed by Plan amendment in accordance with IRS requirements. The $80,000 dollar amount in the preceding sentence shall be adjusted from time to time for cost of living in accordance with Section 414(q) of the Code.
The provisions of this Section shall be further subject to such additional requirements as shall be described in Section 414(q) of the Code and its applicable regulations, which shall override any aspects of this Section inconsistent therewith.

(ii)
“Highly Compensated Former Employee” means for a Plan Year any former employee of the Employer or an Affiliated Employer who had terminated employment prior to the Plan Year and who was a Highly Compensated Employee for either the year of termination or any Plan Year ending on or after the employee’s 55th birthday.

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(f)
When This Section is Ineffective. If it should subsequently be determined by statute, court decision acquiesced in by the Commissioner of the Internal Revenue Service, or ruling by the Commissioner of the Internal Revenue Service, that the provisions of this Section are no longer necessary to qualify the Plan under the Code, this Section shall be ineffective without the necessity of further amendment to the Plan.

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ARTICLE 4    . CONTRIBUTIONS
4.1    Employer Contributions
It is the intention of the Employer to continue the Plan, make the contributions that are necessary to maintain the Plan on a sound actuarial basis, and meet the minimum funding standards prescribed by law. However, subject to the provisions of Article 8, the Employer may discontinue its contributions for any reason at any time. Any forfeitures shall be used to reduce the Employer’s contributions otherwise payable.
4.2    Return of Contributions

(a)
Employer contributions to the Plan are conditioned upon their deductibility under Section 404 of the Code. If all or part of the Employer’s deductions for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Employer without interest, but reduced by any investment loss attributable to those contributions. The return shall be made within one year after the date of the disallowance of deduction.

(b)
The Employer may recover without interest the amount of its contributions to the Plan made on account of a mistake-of-fact, reduced by any investment loss attributable to those contributions, provided recovery is made within one year after the date of those contributions.

4.3    Member Contributions
No contributions shall be accepted from any Member.

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ARTICLE 5    . ADMINISTRATION OF PLAN
5.1    Adoption of Charter
The Board of Directors may adopt a Charter which sets forth procedures regarding the governance and maintenance of the Retirement Committee and, to the extent not inconsistent with the Plan, the rights, duties, and responsibilities of the Retirement Committee with respect to the Plan.
5.2    Administration of Retirement Committee
The Retirement Committee will have all rights, duties and responsibilities as provided in the Charter and the Plan, and will be governed and maintained in accordance with the Charter.
5.3    Authority of Retirement Committee
Subject to the limitations of the Plan, the Retirement Committee shall establish rules for the administration of the Plan and the transaction of its business. All actions of the Retirement Committee shall be in accordance with the Charter. The Retirement Committee, in addition to such duties and powers as provided in the Charter, shall maintain accounts reflecting the financial transactions of the Plan, and shall recommend, implement and monitor investment policy guidelines and objectives as approved by the Board of Directors. The Retirement Committee shall submit a report periodically to the Board of Directors giving the status of the Fund regarding the satisfaction of the investment objectives.
The Retirement Committee shall have discretionary authority to determine eligibility for benefits and to construe the terms of the Plan, which shall include, but not be limited to, determination of:
(a)    an individual’s eligibility for Plan participation,
(b)    the right to and amount of any benefit payable under the Plan, and
(c)    the date on which any individual ceases to be a Member.
The Retirement Committee shall have discretionary authority to decide disputed claims in accordance with its interpretation of the terms of the Plan. The determination of the Retirement Committee as to any disputed question or claim shall be conclusive and final.
5.4    Prudent Conduct
The members of the Retirement Committee shall use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of a similar situation.
5.5    Actuary

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The Retirement Committee shall maintain such data as may be necessary for actuarial valuations of the liabilities of the Plan. At the request of the Board of Directors, the Retirement Committee shall submit a report each year to the Board of Directors, giving a brief account of the operation of the Plan during the past year, and a copy of that report shall be filed in the office of the Plan, where it shall be open to inspection by any Member of the Plan. As an aid to the Retirement Committee in fixing the rate of contributions payable to the Plan, the actuary designated by the Retirement Committee shall prepare annual actuarial valuations of the contingent assets and liabilities of the Plan, and shall submit to the Retirement Committee the recommended Employer contribution.
5.6    Service in More Than One Fiduciary Capacity
Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the Funds of the Plan.
5.7    Limitation of Liability
The Employer, the Board of Directors, the members of the Retirement Committee, and any officer, employee or agent of the Employer shall not incur any liability individually or on behalf of any other individuals, or on behalf of the Employer for any act, or failure to act, made in good faith in relation to the Plan or the Funds of the Plan. However, this limitation shall not act to relieve any such individual or the Employer from a responsibility or liability for any breach of fiduciary responsibility, obligation or duty under Part 4, Title I of ERISA.
5.8    Indemnification
The Employer, the members of the Retirement Committee, the Board of Directors, and the officers, employees and agents of the Employer shall be indemnified against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plan or the Funds of the Plan, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or the Funds of the Plan, and any and all amounts paid in any compromise or settlement relating to the Plan or the Funds of the Plan, except for actions or failures to act made in bad faith. The foregoing indemnification shall be made from the Funds of the Plan to the extent of those Funds and to the extent permitted under applicable law; otherwise, from the assets of the Employer.
5.9    Expenses of Administration
All expenses that arise in connection with the administration of the Plan, including but not limited to, the compensation of the Trustee, administrative expenses and proper charges and disbursements of the Trustee and compensation and other expenses and charges of any actuary, counsel, accountant, specialist, or other person who has been retained by the Employer or the Retirement Committee in connection with the administration thereof, shall be paid from the Funds of the Plan held by the Trustee under the trust agreement or insurance or annuity contract adopted for use in implementing the Plan to the extent not paid by the Employer.

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ARTICLE 6    . MANAGEMENT OF FUNDS
6.1    Trustee
All the Funds of the Plan shall be held by a Trustee, or Trustees, appointed from time to time by the Retirement Committee under a Trust Agreement adopted, or as amended, by the Retirement Committee for use in providing the benefits of the Plan and paying its expenses not paid directly by the Employer. The Employer shall have no liability for the payment of benefits under the Plan or for the administration of the Funds paid over to the Trustee or Trustees.
6.2    Exclusive Benefit Rule
Except as otherwise provided in the Plan, no part of the corpus or income of the Funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Members and other persons entitled to benefits under the Plan, before the satisfaction of all liabilities with respect to them. No person shall have any interest in, or right to, any part of the earnings of the Funds of the Plan, or any interest in, or right to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.
6.3    Appointment of Investment Manager
Except as provided in this Section, the Trustee shall have the power and authority to manage and invest the assets of the trust. The Retirement Committee may, at its discretion, appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) to manage (including the power to acquire and dispose of) all or part of the assets of the Plan, as the Retirement Committee shall designate. In that event, authority over and responsibility for the management of the assets so designated shall be the sole responsibility of that investment manager and shall relieve the Trustee of any responsibility therefor.

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ARTICLE 7    . GENERAL PROVISIONS
7.1    Nonalienation and Qualified Domestic Relations Orders

(a)
Except as required by any applicable law or paragraphs (b) and (c) below, no benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void. However, payment shall be made in accordance with the provisions of any judgment, decree, or order which meets the following conditions:

(i)
creates for, or assigns to, an alternate payee the right to receive all or a portion of the Member’s benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that alternate payee;

(ii)	is made pursuant to a state domestic relations law;

(iii)	does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan; and

(iv)	otherwise meets the requirements of Section 206(d) of ERISA, as amended, as a “qualified domestic relations order (QDRO),” as determined by the Retirement Committee.
In determining the benefit payable to the alternate payee, the portion of the Member’s benefit payable to the alternate payee at the date that benefits are scheduled to commence under the QDRO shall be actuarially adjusted to reflect the difference in ages between the Member and the alternate payee. The actuarial adjustment for this purpose, as well as for the purpose of determining the Equivalent Actuarial Value of a benefit commencing prior to the Member’s Normal Retirement Date, if applicable, shall be based on the interest rate and mortality table specified in the applicable Appendix for purposes of converting a life annuity to an optional form of annuity (other than a level income option) under the terms of the Plan in effect on the alternate payee’s Annuity Starting Date. Notwithstanding anything herein to the contrary, if the present value of any series of payments meeting the criteria set forth in clauses (i) through (iv) above amounts to $5,000 or less, a lump sum payment of Equivalent Actuarial Value, shall be made in lieu of the series of payments. Such Equivalent Actuarial Value shall be determined on the basis of the IRS Interest Rate and the IRS Mortality Table.
For purposes of the Plan, an “alternate payee” means a spouse, former spouse, child or dependent of a Member who is entitled, pursuant to a qualified domestic relations order and the provisions of this paragraph (a), to receive a payment of all or a portion of a Member’s Accrued Benefit under the Plan.

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(b)	A Member’s Pension under the Plan shall be offset by the amount the Member is required to pay to the Plan under the circumstances set forth in Section 401(a)(13)(C) of the Code.

(c)
A Member’s Pension under the Plan shall be distributed as required because of the enforcement of a federal tax levy made pursuant to Section 6331 of the Code or the collection by the United States on a judgment resulting from an unpaid tax assessment.

7.2    Conditions of Employment Not Affected by Plan
The establishment of the Plan shall not confer upon any Employee or other person any legal rights to a continuation of employment, nor shall it interfere with the rights of the Employer to discharge any Employee or to treat him without regard to the effect which that treatment might have upon him as a Member or potential Member of the Plan.
7.3    Facility of Payment
If the Retirement Committee shall find that a Member or other person entitled to a benefit is unable to care for his affairs because of illness or accident, or because he is a minor, the Retirement Committee may direct that any benefit due him (unless claim shall have been made for the benefit by a duly appointed legal representative) be paid to his Spouse, child, parent or other blood relative, or to a person with whom he resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.
7.4    Information
Each Member or other person entitled to a benefit, before any benefit shall be payable to him or on his account under the Plan, shall file with the Employer the information that it shall require to establish his rights and benefits under the Plan.
7.5    Construction

(a)	The Plan shall be construed, regulated and administered under ERISA, as in effect from time to time, and the laws of Georgia, except where ERISA controls.

(b)	The masculine pronoun shall include the feminine.

(c)	The titles and headings of the articles and sections in the Plan are for convenience only. In case of ambiguity or inconsistency, the text rather than the titles or headings shall control.

(d)
The Retirement Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board of Directors, to interpret the provisions and supervise the administration of the Plan, including the power to remedy possible ambiguities, inconsistencies or omissions. Such determinations shall be conclusive.

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7.6    Prevention of Escheat
If the Retirement Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, the Retirement Committee may, no earlier than three years from the date such payment is due, mail a notice of such due and owing payment to the last known address of such person as shown on the records of the Retirement Committee or the Employer. If such person has not made written claim for payment within three months of the date of the mailing, the Retirement Committee may, if it so elects and upon receiving advice from counsel to the Plan, direct that such payment and all remaining payments otherwise due such person be canceled on the records of the Plan and the amount thereof applied to reduce the contributions of the Employer. Upon such cancellation, the Plan shall have no further liability therefor except that, in the event such person or his beneficiary later notifies the Retirement Committee of his whereabouts and requests the payment or payments due to him under the Plan, the amount so applied shall be paid to him in accordance with the provisions of the Plan.
7.7    Electronic Transmission of Notices to Members
Notwithstanding any provision of the Plan to the contrary, any notice required to be distributed to Members, Beneficiaries, and alternate payees pursuant to the terms of the Plan may, at the direction of the Retirement Committee, be transmitted electronically to the extent permitted by, and in accordance with any procedures set forth in, applicable law and regulations.
7.8    Limitation on Benefits In the Event of a Liquidity Shortfall
Notwithstanding any provisions of the Plan to the contrary, in the event the Plan has a liquidity shortfall within the meaning of Section 401(a)(32) of the Code, the Trustee shall, as directed by the Employer, cease payment during the period of such liquidity shortfall of (a) any payment in excess of the monthly amount payable under a single life annuity (plus any social security supplements described in Section 411(a)(9) of the Code) to any Member or Beneficiary whose Annuity Starting Date occurs during such period, (b) any payment for the purchase of an irrevocable commitment from an insurer to pay benefits, or (c) any other payment specified in regulations promulgated under Section 401(a)(32) of the Code.
7.9    Funding-Based Limitations on Benefits under Section 436 of the Code

(a)
Limitations Applicable if the Plan’s Adjusted Funding Target Attainment Percentage (“AFTAP”) is Less Than 80%, but not Less Than 60%. Notwithstanding any other provisions of the Plan, if the Plan’s AFTAP for a Plan Year is less than 80% (or would be less than 80% to the extent described in subparagraph (a)(ii) below) but is not less than 60%, then the limitations set forth in this paragraph (a) apply.

(i)
50% Limitation on Single-Sum Payments, Other Accelerated Forms of Distribution, and Other Prohibited Payments. A Member or Beneficiary is not permitted to elect, and the Plan shall not pay, a single-sum payment or

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other optional form of benefit that includes a prohibited payment with an Annuity Starting Date on or after the applicable section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, unless the present value of the portion of the benefit that is being paid in a prohibited payment does not exceed the lesser of:

(A)	50% of the present value of the benefit payable in the optional form of benefit that includes the prohibited payment; or

(B)	100% of the PBGC maximum benefit guarantee amount (as defined in Treasury Regulations Section 1.436-1(d)(3)(iii)(C)).
The limitation set forth in this subparagraph (a)(i) does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Member. If an optional form of benefit that is otherwise available under the terms of the Plan is not available to a Member or Beneficiary as of the Annuity Starting Date because of the application of the requirements of this subparagraph (a)(i), the Member or Beneficiary is permitted to elect to bifurcate the benefit into unrestricted and restricted portions (as described in Treasury Regulations Section 1.436-1(d)(3)(iii)(D)). The Member or Beneficiary may also elect any other optional form of benefit otherwise available under the Plan at that Annuity Starting Date that would satisfy the 50%/PBGC maximum benefit guarantee amount limitation described in this subparagraph (a)(i), or may elect to defer the benefit in accordance with any general right to defer commencement of benefits under the Plan. During a period when the restrictions of this subsection apply to the Plan, Members and Beneficiaries are permitted to elect payment in any optional form of benefit otherwise available under the Plan that provides for the current payment of the unrestricted portion of the benefit (as described in Treasury Regulations Section 1.436-1(d)(3)(iii)(D)), with a delayed commencement for the restricted portion of the benefit (subject to other applicable qualification requirements, such as Code Sections 411(a)(11) and 401(a)(9)).

(ii)
Plan Amendments Increasing Liability for Benefits. No amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect in a Plan Year if the AFTAP for the Plan Year is:

(A)    Less than 80%; or

(B)	80% or more, but would be less than 80% if the benefits attributable to the amendment were taken into account in determining the AFTAP.

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The limitation set forth in this subparagraph (a)(ii) does not apply to any amendment to the Plan that provides a benefit increase under a Plan formula that is not based on compensation, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of Members covered by the amendment.

(b)
Limitations Applicable if the Plan’s AFTAP is Less Than 60%. Notwithstanding any other provisions of the Plan, if the Plan’s AFTAP for a Plan Year is less than 60% (or would be less than 60% to the extent described in subparagraph (b)(ii) below), then the limitations in this paragraph (b) apply.

(i)
Single Sums, Other Accelerated Forms of Distribution, and Other Prohibited Payments Not Permitted. A Member or Beneficiary is not permitted to elect, and the Plan shall not pay, a single-sum payment or other optional form of benefit that includes a prohibited payment with an Annuity Starting Date on or after the applicable section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment. The limitation set forth in this subparagraph (b)(i) does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Member.

(ii)
Shutdown Benefits and Other Unpredictable Contingent Event Benefits Not Permitted to be Paid. An unpredictable contingent event benefit with respect to an unpredictable contingent event occurring during a Plan Year shall not be paid if the AFTAP for the Plan Year is:

(A)    Less than 60%; or

(B)
60% or more, but would be less than 60% if the AFTAP were redetermined applying an actuarial assumption that the likelihood of occurrence of the unpredictable contingent event during the Plan Year is 100%.

(iii)
Benefit Accruals Frozen. Benefit accruals under the Plan shall cease as of the applicable section 436 measurement date. In addition, if the Plan is required to cease benefit accruals under this subparagraph (b)(iii), then the Plan is not permitted to be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.

(c)
Limitations Applicable if the Employer is in Bankruptcy. Notwithstanding any other provisions of the Plan, a Member or Beneficiary is not permitted to elect, and the Plan shall not pay, a single-sum payment or other optional form of benefit that includes a prohibited payment with an Annuity Starting Date that occurs during any period in which the Employer is a debtor in a case under title 11, United States Code,

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or similar federal or state law, except for payments made within a Plan Year with an Annuity Starting Date that occurs on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s AFTAP for that Plan Year is not less than 100%. In addition, during such period in which the Employer is a debtor, the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, except for payments that occur on a date within a Plan Year that is on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s AFTAP for that Plan Year is not less than 100%. The limitation set forth in this subparagraph (c) does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Member.
(d)    Provisions Applicable After Limitations Cease to Apply.

(i)
Resumption of Prohibited Payments. If a limitation on prohibited payments under subparagraph (a)(i) or (b)(i), or paragraph (c) applied to the Plan as of a section 436 measurement date, but that limit no longer applies to the Plan as of a later section 436 measurement date, then that limitation does not apply to benefits with Annuity Starting Dates that are on or after that later section 436 measurement date.

(ii)
Resumption of Benefit Accruals. If a limitation on benefit accruals under subparagraph (b)(iii) applied to the Plan as of a section 436 measurement date, but that limitation no longer applies to the Plan as of a later section 436 measurement date, then benefit accruals shall resume prospectively and that limitation does not apply to benefit accruals that are based on service on or after that later section 436 measurement date, except as otherwise provided under the Plan. In addition, benefit accruals that were not permitted to accrue because of the application of subparagraph (b)(iii) shall be restored when that limitation ceases to apply if the continuous period of the limitation was 12 months or less and the Plan’s enrolled actuary certifies that the AFTAP for the Plan Year would not be less than 60 percent taking into account any restored benefit accruals for the prior Plan Year. The Plan shall comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor Regulation 29 C.F.R. Sections 2530.204-2(c) and (d).

(iii)
Shutdown and Other Unpredictable Contingent Event Benefits. If an unpredictable contingent event benefit with respect to an unpredictable contingent event that occurs during the Plan Year is not permitted to be paid after the occurrence of the event because of the limitation of subparagraph (b)(ii), but is permitted to be paid later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the AFTAP for the Plan Year that meets the requirements of Treasury Regulations Section 1.436-1(g)(5)(ii)(B)), then that unpredictable contingent

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event benefit shall be paid, retroactive to the period that benefit would have been payable under the terms of the Plan (determined without regard to subparagraph (b)(ii)). If the unpredictable contingent event benefit does not become payable during the Plan Year in accordance with the preceding sentence, then the Plan is treated as if it does not provide for that benefit.

(iv)
Treatment of Plan Amendments That Do Not Take Effect. If a Plan amendment does not take effect as of the effective date of the amendment because of the limitation of subparagraph (a)(ii) or (b)(iii), but is permitted to take effect later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the AFTAP for the Plan Year that meets the requirements of Treasury Regulations Section 1.436-1(g)(5)(ii)(C)), then the Plan amendment must automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the same Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.

(e)
Notice Requirement. See ERISA Section 101(j) for rules requiring the plan administrator of a single employer defined benefit pension plan to provide a written notice to participants and beneficiaries within 30 days after certain specified dates if the plan has become subject to a limitation described in subparagraph (a)(i), or paragraph (b) or (c).

(f)
Methods to Avoid or Terminate Benefit Limitations. See Sections 436(b)(2), (c)(2), (e)(2), and (f) of the Code and Treasury Regulations Section 1.436-1(f) for rules relating to employer contributions and other methods to avoid or terminate the application of the limitations set forth in subparagraph s (a) through (c) for a plan year. In general, the methods a plan sponsor may use to avoid or terminate one or more of the benefit limitations under subparagraphs (a) through (c) for a plan year include employer contributions and elections to increase the amount of plan assets which are taken into account in determining the AFTAP, making an employer contribution that is specifically designated as a current year contribution that is made to avoid or terminate application of certain of the benefit limitations, or providing security to the plan.

(g)    Special Rules.

(i)	Rules of Operation for Periods Prior to and After Certification of Plan’s AFTAP.

(A)
In General. Code Section 436(h) and Treasury Regulations Section 1.436-1(h) set forth a series of presumptions that apply (x) before the Plan’s enrolled actuary issues a certification of the Plan’s AFTAP for the Plan Year and (y) if the Plan’s enrolled actuary does not issue a certification of the Plan’s AFTAP for the Plan Year before the first

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day of the tenth month of the Plan Year (or if the Plan’s enrolled actuary issues a range certification for the Plan Year pursuant to Treasury Regulations Section 1.436-1(h)(4)(ii) but does not issue a certification of the specific AFTAP for the Plan by the last day of the Plan Year). For any period during which a presumption under Section 436(h) of the Code and Treasury Regulations Section 1.436-1(h) applies to the Plan, the limitations under subparagraphs (a) through (c) are applied to the Plan as if the AFTAP for the Plan Year were the presumed AFTAP determined under the rules of Section 436(h) of the Code and Treasury Regulations Section 1.436-1(h)(1), (2), or (3). These presumptions are set forth in subparagraphs (g)(i)(B) though (D).

(B)
Presumption of Continued Underfunding Beginning First Day of Plan Year. If a limitation under subparagraph (a), (b), or (c) applied to the Plan on the last day of the preceding Plan Year, then, commencing on the first day of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the AFTAP for the Plan for the current Plan Year, or, if earlier, the date subparagraph (g)(i)(C) or (D) applies to the Plan:

(1)	The AFTAP of the Plan for the current Plan Year is presumed to be the AFTAP in effect on the last day of the preceding Plan Year; and

(2)	The first day of the current Plan Year is a section 436 measurement date.

(C)
Presumption of Underfunding Beginning First Day of Fourth Month. If the Plan’s enrolled actuary has not issued a certification of the AFTAP for the Plan Year before the first day of the fourth month of the Plan Year and the Plan’s AFTAP for the preceding Plan Year was either at least 60% but less than 70% or at least 80% but less than 90%, or is described in Treasury Regulations Section 1.436-1(h)(2)(ii), then, commencing on the first day of the fourth month of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the AFTAP for the Plan for the current Plan Year, or, if earlier, the date subparagraph (g)(i)(D) applies to the Plan:

(1)	The AFTAP of the Plan for the current Plan Year is presumed to be the Plan’s AFTAP for the preceding Plan Year reduced by 10 percentage points; and

(2)	The first day of the fourth month of the current Plan Year is a section 436 measurement date.

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(D)
Presumption of Underfunding on and After First Day of Tenth Month. If the Plan’s enrolled actuary has not issued a certification of the AFTAP for the Plan Year before the first day of the tenth month of the Plan Year (or if the Plan’s enrolled actuary has issued a range certification for the Plan Year pursuant to Treasury Regulations Section 1.436-1(h)(4)(ii) but has not issued a certification of the specific AFTAP for the Plan by the last day of the Plan Year), then, commencing on the first day of the tenth month of the current Plan Year and continuing through the end of the Plan Year:

(1)	The AFTAP of the Plan for the current Plan Year is presumed to be less than 60%; and

(2)	The first day of the tenth month of the current Plan Year is a section 436 measurement date.

(ii)	New Plans, Plan Termination, Certain Frozen Plans, and Other Special Rules.

(A)
First Five Plan Years. The limitations in subparagraphs (a)(ii), (b)(ii), and (b)(iii) do not apply to a new plan for the first five plan years of the plan, determined under the rules of Section 436(i) of the Code and Treasury Regulations Section 1.436-1(a)(3)(i).

(B)
Plan Termination. The limitations on prohibited payments in subparagraphs (a)(i) and (b)(i), and paragraph (c) do not apply to prohibited payments that are made to carry out the termination of the Plan in accordance with applicable law. Any other limitations under this section of the Plan do not cease to apply as a result of termination of the Plan.

(C)
Exception to Limitations on Prohibited Payments Under Certain Frozen Plans. The limitations on prohibited payments set forth in subparagraphs (a)(i) and (b)(i), and paragraph (c) do not apply for a Plan Year if the terms of the Plan, as in effect for the period beginning on September 1, 2005 and continuing through the end of the Plan Year, provide for no benefit accruals with respect to any participants. This subparagraph (g)(ii)(C) shall cease to apply as of the date any benefits accrue under the Plan or the date on which a plan amendment that increases benefits takes effect.

(D)
Special Rules Relating to Unpredictable Contingent Event Benefits and Plan Amendments Increasing Benefit Liability. During any period in which none of the presumptions under subparagraph (g)(i) apply to the Plan and the Plan’s enrolled actuary has not yet issued a certification of the Plan’s AFTAP for the Plan Year, the limitations under subparagraph (a)(ii) and subparagraph (b)(ii) shall be based on

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the inclusive presumed AFTAP for the Plan, calculated in accordance with the rules of Treasury Regulations Section 1.436-1(g)(2)(iii).
(iii)    Special Rules Under PRA 2010.

(A)
Payments Under Social Security Leveling Options. For purposes of determining whether the limitations under subparagraph (a)(i) or (b)(i) apply to payments under a social security leveling option, within the meaning of Section 436(j)(3)(C)(i) of the Code, the AFTAP for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Section 436(j)(3) of the Code and any Treasury Regulation or other published guidance thereunder issued by the Internal Revenue Service.

(B)
Limitation on Benefit Accruals. For purposes of determining whether the accrual limitation under subparagraph (b)(iii) applies to the Plan, the AFTAP for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Section 436(j)(3) of the Code (except as provided under Section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, if applicable).

(iv)	Interpretation of Provisions. The limitations imposed by this section of the Plan shall be interpreted and administered in accordance with section 436 and Treasury Regulations Section 1.436-1.

(h)
Definitions. The definitions in the following Treasury Regulation Sections apply for purposes of subparagraphs (a) through (g): Section 1.436-1(j)(1) defining AFTAP; Section 1.436-1(j)(2) defining Annuity Starting Date; Section 1.436-1(j)(6) defining prohibited payment; Section 1.436-1(j)(8) defining section 436 measurement date; and Section 1.436-1(j)(9) defining an unpredictable contingent event and an unpredictable contingent event benefit.

(i)	Effective Date. The rules in subparagraphs (a) through (h) are effective for Plan Years beginning after December 31, 2009.
7.10    Revision of the Plan and Applicability of Plan Provisions
The provisions of the Plan as set forth herein are effective as of January 1, 2015, except that certain provisions shall have an earlier or later effective date as specifically set forth in the Plan, in the resolution adopting the amendment, or as follows:

1.	The amendment of Sections 2.3(b), 2.8(c)(i)(C), 3.3(d) and 8.1 shall be effective as of January 1, 2007.

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2.	The amendment of Section 2.3 relating to the retroactive Annuity Starting Date shall be effective as of January 1, 2010.

3.	The amendment of Section 3.3(a)(viii) shall be effective as of January 1, 2002.

4.	The addition of the 75% Joint and Survivor Annuity option shall be effective as of January 1, 2009 with respect to Annuity Starting Dates on and after that date, if applicable.
Any questions concerning eligibility for and the amount of pension and any other right or limitation set forth herein which calls for a determination as to a time on or after January 1, 2015 shall be determined in accordance with the provisions of this Plan as may be amended and in effect from time to time, and any questions concerning such matters which call for a determination under the Plan as to a time prior to January 1, 2015 shall be determined in accordance with the provisions of the Plan effective as of the Member’s date of termination and taking into account any amendments effective retroactive to such date in accordance with the provisions of this Section or other provisions of the Plan, except as otherwise specifically provided in the Plan or as otherwise required by law.

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ARTICLE 8    . AMENDMENT, MERGER AND TERMINATION
8.1    Amendment of Plan
The Board of Directors (or, to the extent provided in the Charter, the Retirement Committee) reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan. However, no amendment shall make it possible for any part of the Funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan prior to the satisfaction of all liabilities with respect to such persons. No amendment shall be made which has the effect of decreasing the Accrued Benefit of any Member or of reducing the nonforfeitable percentage of the Accrued Benefit of a Member below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective. For purposes of this Section, a plan amendment that has the effect of (i) eliminating or reducing an early retirement benefit or retirement-type subsidy, or (ii) eliminating an optional form, with respect to benefits attributable to service before the amendment shall be treated as reducing accrued benefits. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Member who satisfies (either before or after the amendment) the pre-amendment conditions for the subsidy. Notwithstanding the preceding sentences, a Member’s accrued benefit, early retirement benefit, retirement-type subsidy, or optional form of payment may be reduced to the extent permitted under Section 412(c)(8) of the Code (for Plan Years beginning on or before December 31, 2007) or Section 412(d)(2) of the Code (for Plan Years beginning after December 31, 2007), or to the extent permitted under Section 1.411(d)-(3) and (4) of the U. S. Treasury Department regulations.
8.2    Merger or Consolidation
The Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated. The transactions referenced in this Section shall be carried out under the provisions of Section 414(l) of the Code.
8.3    Additional Participating Employers

(a)
If any company is now or becomes a subsidiary or associated company of the Employer, the Board of Directors may, at its discretion and upon appropriate action, include the employees of that company in the membership of the Plan upon appropriate action by that company necessary to adopt the Plan. In that event, or if any persons become Employees of the Employer or an Affiliated Employer as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Board of Directors shall determine to what extent, if any, credit shall be granted for previous service with the subsidiary,

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associated or other company, but subject to the continued qualification of the Plan and trust under the Code.

(b)
Any subsidiary or associated company may terminate its participation in the Plan upon appropriate action by it, in which event the Funds of the Plan held on account of Members in the employ of that company shall be determined by the Retirement Committee and shall be applied as provided in Section 8.4 if the Plan should be terminated, or shall be segregated by the Trustee as a separate trust, pursuant to certification to the Trustee by the Retirement Committee, continuing the Plan as a separate plan for the employees of that company, under which the board of directors of that company shall succeed to all the powers and duties of the Board of Directors, including the appointment of the members of the Retirement Committee. Notwithstanding the above, the Board of Directors may refuse to approve such a termination of participation by a subsidiary or associated company if it determines that such action could jeopardize the qualified status of the Plan.

8.4    Termination of Plan
The Board of Directors may terminate the Plan for any reason at any time. In case of termination of the Plan, the rights of Members to the benefits accrued under the Plan to the date of the termination, to the extent then funded (or, if greater, protected by law), shall be nonforfeitable. The Funds of the Plan shall be used for the exclusive benefit of persons entitled to benefits under the Plan as of the date of termination, except as provided in Sections 4.2 and 5.12. However, any Funds not required to satisfy liabilities of the Plan for benefits, that arise out of any variation between actual requirements and expected actuarial requirements, shall be returned to the Employer. The Retirement Committee shall determine, on the basis of actuarial valuation, the share of the Funds of the Plan allocable to each person entitled to benefits under the Plan in accordance with Section 4044 of ERISA or corresponding provision of any applicable law in effect at the time. In the event of a partial termination of the Plan, the provisions of this Section shall be applicable to the Members affected by that partial termination.

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IN WITNESS WHEREOF, the Graphic Packaging International, Inc. Retirement Committee has caused this Plan to be duly executed this 21st day of November, 2014.
Graphic Packaging International, Inc.
Retirement Committee Members

By: /s/ Daniel J. Blount________________
Daniel J. Blount

By: /s/ Brad Ankerholz_________________
                             Brad Ankerholz

By: /s/ Carla J. Chaney_________________
Carla J. Chaney

By: /s/ Debbie Frank___________________
Debbie Frank

By: /s/ Brian A. Wilson_________________
Brian A. Wilson

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CERTAIN HISTORICAL PROVISIONS
The purpose of this Section is to record, for historical purposes, certain provisions which are no longer applicable to active Members in the Plan as of January 1, 2015, the effective date of the Plan’s restatement.

A.	The following was included as part of the preamble to the Plan prior to the Plan’s restatement effective as of January 1, 2008:
ACX Technologies, Inc., a Colorado corporation (“ACX”), established the Plan effective December 28, 1992, for its eligible employees and the employees of its subsidiaries who adopt the Plan. At the same time, ACX entered into a related Trust to provide for the investment and management of the assets of the Plan.
Adolph Coors Company, a Colorado corporation (“ACCo”), maintains the Coors Retirement Plan (the “ACC Retirement Plan”) for its eligible employees and the eligible employees of its subsidiaries that adopt the ACC Retirement Plan. Any reference to the ACC Retirement Plan shall refer to such plan as in effect on December 27, 1992.
ACX was a wholly-owned subsidiary of ACCo. Pursuant to a Distribution Agreement dated as of October 5, 1992, ACCo distributed (the “Distribution”) all of the capital stock of ACX to the holders of the Class A and Class B common stock of ACCo. The Distribution occurred at the opening of business on December 28, 1992 (the “Distribution Date”).
In connection with the Distribution, ACX and ACCo entered into the Employee Benefits and Compensation Transition Agreement, dated as of December 18, 1992 (the “Benefits Agreement”), which provides for the transfer of assets and other transitional matters in connection with certain employee benefit plans including this Plan and the ACC Retirement Plan. Pursuant to the Benefits Agreement, ACX agreed that this Plan shall provide generally that, for purposes of credited service for vesting, eligibility for benefits, and benefit calculation, Members in this Plan shall be entitled to all of the credited service and earnings that they had earned under the ACC Retirement Plan as of the day prior to the Distribution Date. Under the terms of the Benefits Agreement, the trustee for the ACC Retirement Plan transferred to the trustee for this Plan assets of the ACC Retirement Plan equal to the portion of the fair market value of the assets in the ACC Retirement Plan determined by the ratio of the actuarial accrued liability for the individuals described in the next sentence as well as any alternate payees (as defined herein) and beneficiaries of the individuals listed in the next sentence on the date of the Distribution to the total actuarial accrued liability of the ACC Retirement Plan as of the Distribution Date. The individuals whose accrued benefits were transferred to this Plan include the following individuals as well as any alternate payees (as defined herein) and beneficiaries of such individuals: (a) individuals employed by ACX, Golden Technologies Company, Inc., Golden Aluminum Company, Graphic Packaging Corporation, MicroLithics Corporation, ZeaGen, Inc., Coors Porcelain Company, Alpha Optical Systems, Inc., Alumina Ceramics, Inc., Coors Ceramicon Design, Ltd., Coors Ceramics GmbH, Coors Technical Ceramics Company, Coors Wear Products, Inc., and

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Wilbanks International, Inc. (collectively, the “ACX Companies”) on December 28, 1992, and (b) individuals who were not employed by ACX, its subsidiaries, Adolph Coors Company or its subsidiaries on December 28, 1992, but whose last employer among such companies was an ACX Company.
CoorsTek, Inc. (formerly Coors Ceramics Company) was a participating employer in the Plan. Effective as of August 31, 1999, the Board of Directors of ACX spun off the assets and liabilities of the Plan (in accordance with Code Section 414(l)) attributable to employees, terminated vested employees, and retirees of CoorsTek, Inc. (formerly Coors Porcelain Company), Alumina Ceramics, Inc., Coors Ceramicon Designs, Ltd. d/b/a Coors Tetraflour, Coors Technical Ceramics Company, Coors Wear Products, Inc., and Wilbanks International, Inc. into the Coors Ceramics Company Retirement Plan. ACX transferred sponsorship of the Coors Ceramics Company Retirement Plan to CoorsTek, Inc. effective as of September 1, 1999, and the plan was renamed the CoorsTek, Inc. Retirement Plan.
This restatement takes into account the action by the Board of Directors of the Plan Sponsor to spin off the assets and liabilities of the ACX Technologies, Inc. Retirement Plan attributable to employees, terminated vested employees, and retirees of CoorsTek, Inc. (formerly Coors Porcelain Company), Alumina Ceramics, Inc., Coors Ceramicon Designs, Ltd. d/b/a Coors Tetraflour, Coors Technical Ceramics Company, Coors Wear Products, Inc., Wilbanks International, Inc. into a new plan named the Coors Ceramics Company Retirement Plan effective as of August 31, 1999 (in accordance with Section 414(l) of the Internal Revenue Code of 1986, as amended). Effective as of the date of the transfer of assets and liabilities from the Plan to the CoorsTek, Inc. Retirement Plan (formerly the Coors Ceramics Company Retirement Plan), no benefits will be payable under the Plan to any individual whose Accrued Benefit as of August 31, 1999 was transferred to the CoorsTek, Inc. Retirement Plan.
Effective January 1, 2000, the Universal Packaging Corporation Pension Plan (the “UPC Plan”) was merged into the Plan, and effective December 31, 2000, the Graphic Packaging FJ Retirement Plan was merged into the Plan.

B.	The following reflects a change in the name of the Employer and a change in the Board of Directors:
Employer means Graphic Packaging International Corporation (formerly ACX Technologies, Inc.) prior to August 8, 2003, Graphic Packaging International, Inc. on and after August 8, 2003 and any successor by merger, purchase or otherwise with respect to its employees, or any other company participating in the Plan as provided in Section 8.3 with respect to its employees.
Board of Directors means (a) prior to March 10, 2008, the Board of Directors of the Plan Sponsor, and (b) on and after March 10, 2008, the Board of Directors of Graphic Packaging Holding Company.

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Participating Employers. The following entities participated in the Plan:

Graphic Employers	Participation Date
Golden Technologies Company, Inc.	12/28/1992 through 12/31/2000
Golden Equities, Inc.	12/28/1992 through 12/31/1999
Graphic Packaging Folding Carton Sales, Inc.	1/1/1998 through 12/30/1999
Graphic Packaging Michigan, Inc.	8/2/1999 through 12/31/1999
Graphic Packaging Michigan, Inc.	8/2/1999 through 12/31/1999
Recycled Paperboard Mill, Inc.	8/2/1999 through 12/30/1999
Universal Packaging Corporation	1/1/2000 through 12/31/2000
Graphic Packaging Corporation of Virginia	1/1/2000 through 6/30/2000
CLM2, Inc.	12/28/92 through 12/31/1998
Chronopol, Inc.	12/28/92 through 12/31/1998
GTC Nutrition Company	12/28/92 through 6/30/1999
Golden International, Inc. (formerly Photon Energy, Inc.)	12/28/92 through 12/31/1998
Graphic Packaging Corporation of Colorado, Inc.	1/1/98 through 12/31/1998
Graphic Packaging Flexible Sales, Inc.	1/1/98 through 6/30/1999
Graphic Packaging Tennessee, LP	1/1/98 through 6/30/1999
Graphic Packaging Corporation	12/28/1992 through 8/7/2003
Graphic Packaging International Corporation (formerly ACX Technologies, Inc.)	12/28/1992 through 8/7/2003

Golden Aluminum Employers	Participation Date
Golden Aluminum Company	12/28/92 through 3/1/1997
GAC Aluminum Corporation (formerly Golden Aluminum Company)	8/23/99 through 11/5/1999

Ceramics Employers	Participation Date
CoorsTek, Inc. (formerly Coors Porcelain Company)	12/28/92 through 8/31/1999
Alumina Ceramics, Inc.	12/28/92 through 8/31/1999
Coors Technical Ceramics Company	12/28/92 through 8/31/1999
Coors Wear Products, Inc.	12/28/92 through 8/31/1999
Wilbanks International, Inc.	12/28/92through 8/31/1999
Coors Electronic Package Company	12/28/92 through 12/31/1998
Tetrafluor, Inc. On August 1, 1997, Coors Ceramicon Designs Ltd. (“Ceramicon”), a subsidiary of CoorsTek, Inc. (formerly Coors Porcelain Company), acquired the assets of Tetrafluor, Inc. (“Tetrafluor”). The employees of Tetrafluor who became employees of Ceramicon on August 1, 1997 and individuals who are hired on and after August 1, 1997 to work in the business performed by Tetrafluor shall not be eligible to participate in this Plan. Employees of ACX Technologies, Inc., the Plan Sponsor, or any other Affiliated Entity who

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are transferred to the business performed by Tetrafluor on and after August 1, 1997, shall continue to be eligible to participate in this Plan.
Effective August 31, 1999, the assets and liabilities of the ACX Technologies, Inc. Retirement Plan attributable to employees, terminated vested employees, and retirees of Coors Porcelain Company, Alumina Ceramics, Inc., Coors Ceramicon Designs, Ltd. d/b/a Coors Tetrafluor (if any), Coors Technical Ceramics Company, Coors Wear Products, Inc., and Wilbanks International, Inc. were spun off into a new plan named the Coors Ceramics Company Retirement Plan. Effective August 31, 1999, no benefits will be payable to any individual whose Accrued Benefit as of August 31, 1999 was transferred to the CoorsTek, Inc. Retirement Plan (formerly the Coors Ceramics Company Retirement Plan).

C.	The following provision reflects the historical changes to the Plan’s definition of Plan Year:
Plan Year means the fiscal year of the Plan, which shall be the calendar year, except that the first Plan Year shall begin December 28, 1992 and end December 31, 1993, and for purposes of Title I of ERISA only, the first Plan Year shall begin December 28, 1992 and end December 31, 1992. Furthermore, the first Plan Year with respect to Appendices 2, 3, 4, 5, 6, 7, 8, and 9 shall be the period commencing August 2, 1999 and ending December 31, 1999.

D.	The following provisions reflect the Plan’s requirement for Member contributions under Appendix 1 prior to December 1, 1976:
Member Contributions
No contributions shall be accepted from any Member on and after December 1, 1976. The ACC Retirement Plan provided for contributions by Members, prior to December 1, 1976. Member contributions (Accumulated Contributions) transferred to this Plan from the ACC Retirement Plan shall be held in a separate account for each Member who made such contributions fully vested at all times, shall be used to provide retirement benefits under Appendix 1 of this Plan or shall be payable as a minimum benefit to the Member or his beneficiary.

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